NETSTREIT REPORTS FIRST QUARTER 2022 FINANCIAL AND OPERATING RESULTS
– Net Income of $0.04 and Adjusted Funds from Operations (“AFFO”)1 of $0.29 per diluted share2 –
– Completed $135.6 Million of Net Investment Activity –
–Completed Forward Common Stock Offering of 10,350,000 Shares –
–Increased AFFO Guidance and Net Investment Target for 2022 –

Dallas TX – April 28, 2022 – NETSTREIT Corp. (NYSE: NTST) or (the “Company”), today announced financial and operating results for the first quarter ended March 31, 2022.

“We're excited about our first quarter results and the outlook for the rest of 2022. We continue to find new and attractive opportunities to grow our base of investments and completed $135.6 million of net investment activity in the first quarter, including the acquisition of our first Publix grocery store, an investment grade profile tenant. In addition, we completed our first forward offering of over 10.3 million shares of our common equity early in the year, which positions us to continue our consistent growth in 2022 without a significant equity funding need to achieve our increased investment targets," said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FIRST QUARTER 2022 HIGHLIGHTS2

•Net income per share increased to $0.04, compared to $0.02 from prior year period
•Core Funds from Operations (“Core FFO”) per share increased to $0.28, compared to $0.22 from prior year period
•AFFO per share increased to $0.29, compared to $0.23 from prior year period

PORTFOLIO UPDATE

As of March 31, 2022, the NETSTREIT portfolio was comprised of 361 leases with 71 total tenants, contributing $77.0 million of annualized base rent3, with a weighted-average remaining lease term of 9.64 years, of which 63.9% were occupied by investment grade rated tenants and 16.7% were occupied by tenants with investment grade profiles5. The portfolio remained 100.0% occupied as of March 31, 2022.

INVESTMENT ACTIVITY

During the quarter ended March 31, 2022, the Company had total net investment activity of $135.6 million, which includes acquisitions, developments where rent commenced, and a mortgage loan receivable guaranteed by an investment grade tenant, net of dispositions.

The Company invested approximately $90.0 million in the acquisition of 34 properties at an initial cash capitalization rate of 6.3%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 8.2 years.

The Company commenced rent at two development projects that had total costs of $7.6 million, and a weighted average investment yield of 7.6%. The Company also provided $5.0 million of funding to support on-going development projects, which includes one new development for an investment grade profile tenant.

During the quarter, the Company entered into an 18-month $40.4 million mortgage loan receivable with an interest rate of 6.0%. The mortgage note is secured by underlying assets including a high performing Home Depot in the Portland, Oregon, MSA. The Company will have the right to convert the loan to fee simple ownership upon the completion of certain conditions from the borrower.

The Company completed one disposition in the first quarter. The Company sold a casual dining restaurant for a contractual sales price of $2.4 million, which equated to a 5.5% cash capitalization rate.

The investment grade and investment grade profile totals for the quarter (including acquisitions, developments where rent commenced, and the mortgage loan receivable) were 56.5% and 21.0%, respectively, based on total annualized base rent and interest income6. The quarter's transaction activity enhanced the portfolio diversification, increasing the total tenant count from 67 at the end of 2021 to 71 tenants and increasing geographic diversity from 41 to 42 states.

BALANCE SHEET AND LIQUIDITY

In January, the Company entered into forward sale agreements related to 10,350,000 shares of its common stock at a public offering price of $22.25 per share. On March 30, 2022, the Company settled a portion of shares subject to forward sale agreements and issued 3,440,962 shares of common stock, receiving net proceeds of $72.0 million, after deducting fees and expenses. The Company has until January 10, 2023 to settle the remaining shares subject to the forward sales agreements.

During the quarter, the Company issued 163,774 shares of common stock at a weighted average price of $22.08 per share in connection with the ATM program for net proceeds of approximately $3.5 million, after deducting underwriting discounts and transaction costs of $0.1 million.

At quarter end, total debt outstanding was $295.0 million, with a weighted average term of 2.3 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.5% (excluding the impact of deferred fee amortization). 59% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 4.6x. After giving consideration to the remaining shares in the forward sales agreement, the Company's net debt to annualized adjusted EBITDA ratio was 2.3x. Additionally, the ending cash balance was $4.7 million, and the Company had $120.0 million outstanding on its revolving line of credit.

DIVIDEND

On April 26, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the second quarter of 2022, which will be paid on June 15, 2022 to shareholders of record on June 1, 2022.

2022 OUTLOOK

The Company is increasing its full year 2022 AFFO per share guidance by improving the range to $1.14 to $1.17 per share and net investment guidance to at least $500.0 million in 2022. This guidance is based on the following assumptions:

•Increased investment activity, including acquisitions, developments where rent commenced, mortgage loan receivables, and net of dispositions, of at least $500.0 million in 2022
•The Company expects cash G&A to be in the range of $14.5 million to $15.0 million (inclusive of transaction costs), and expects non-cash compensation expense to be in the range of $5.0 million to $5.5 million
•Due to the current rate environment, the Company is increasing the cash interest expense expectation to a range of $5.5 million to $6.5 million, with approximately $0.6 million of additional non-cash deferred financing fee amortization

•Full year 2022 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 52.0 million to 54.0 million shares

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, April 29, 2022 at 10:00 AM ET. During the conference call the Company’s officers will review first quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until May 6, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13728527.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Non- GAAP financial measure. See "Non-GAAP Financial Measures".

(2) All per share amounts herein include weighted average common shares of 44,415,807, weighted average operating partnership units of 550,673, weighted average unvested restricted stock units of 294,272, and weighted average unsettled shares under open forward equity contracts of 340,058 for the three-months ended March 31, 2022.

(3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended March 31, 2022 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of March 31, 2022, plus (b) for properties under development, the first full month's estimated permanent cash rent contractually due after the development period by (ii) 12.

(4) Weighted by ABR, excluding lease extension options and mortgage loan receivables.

(5) Unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x.

(6) The annual projected interest income on the $40.4 million mortgage loan receivable is treated as an investment grade tenant for purposes of the calculation.

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Real estate, at cost:
Land	$313,366	$299,935
Buildings and improvements	693,279	626,457
Total real estate, at cost	1,006,645	926,392
Less accumulated depreciation	(37,394)	(30,669)
Property under development	18,246	17,896
Real estate held for investment, net	987,497	913,619
Assets held for sale	7,748	2,096
Mortgage loan receivable, net	40,413	—
Cash, cash equivalents and restricted cash	4,687	7,603
Lease intangible assets, net	128,856	124,772
Other assets, net	30,528	20,351
Total assets	$1,199,729	$1,068,441
Liabilities and equity
Liabilities:
Term loan, net	$174,386	$174,330
Revolving credit facility	120,000	64,000
Lease intangible liabilities, net	24,015	23,316
Liabilities related to assets held for sale	115	—
Accounts payable, accrued expenses and other liabilities	16,166	16,980
Total liabilities	334,682	278,626
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 47,921,988 and 44,223,050 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	479	442
Additional paid-in capital	886,351	809,724
Distributions in excess of retained earnings	(42,193)	(35,119)
Accumulated other comprehensive income	10,258	4,123
Total stockholders’ equity	854,895	779,170
Noncontrolling interests	10,152	10,645
Total equity	865,047	789,815
Total liabilities and equity	$1,199,729	$1,068,441

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental revenue (including reimbursable)	$20,921	$11,932
Interest income on mortgage loan receivable	411	—
Total revenues	21,332	11,932
Operating expenses
Property	2,932	950
General and administrative	4,190	3,137
Depreciation and amortization	10,980	5,929
Provisions for impairment	—	69
Transaction costs	165	151
Total operating expenses	18,267	10,236
Other income (expense)
Interest expense, net	(1,169)	(905)
Gain on sales of real estate, net	161	—
Total other income (expense), net	(1,008)	(905)
Net income before income tax expense	2,057	791
Income tax expense	(91)	(50)
Net income	1,966	741
Net income attributable to noncontrolling interests	24	40
Net income attributable to common stockholders	$1,942	$701
Amounts available to common stockholders per common share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02
Weighted average common shares:
Basic	44,415,807	28,348,975
Diluted	45,600,810	30,052,940
Other comprehensive income:
Net income	$1,966	$741
Change in value on derivatives, net	6,211	2,323
Total comprehensive income	8,177	3,064
Comprehensive income attributable to noncontrolling interests	100	164
Comprehensive income attributable to common stockholders	$8,077	$2,900

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net income	$1,966	$741
Depreciation and amortization of real estate	10,862	5,852
Provision for impairment	—	69
Gain on sales of real estate, net	(161)	—
FFO	12,667	6,662
Adjustments:
Gain on insurance proceeds	—	—
Core FFO	12,667	6,662
Adjustments:
Straight-line rent adjustments	(526)	(240)
Amortization of deferred financing costs	157	157
Amortization of loan origination costs	13	—
Amortization of above/below market lease intangibles	(283)	(190)
Amortization of lease incentives	118	—
Capitalized interest expense	(56)	—
Non-cash compensation expense	1,045	557
AFFO	$13,135	$6,946

Weighted average common shares outstanding, basic	44,415,807	28,348,975
Operating partnership units outstanding	550,673	1,616,005
Unvested restricted stock units	294,272	87,960
Unsettled shares under open forward equity contracts	340,058	—
Weighted average common shares outstanding, diluted	45,600,810	30,052,940

FFO per common share, diluted	$0.28	$0.22
Core FFO per common share, diluted	$0.28	$0.22
AFFO per common share, diluted	$0.29	$0.23

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net income	$1,966	$741
Depreciation and amortization of real estate	10,862	5,852
Amortization of above/below market lease intangibles	(283)	(190)
Amortization of lease incentives	118	—
Non-real estate depreciation and amortization	117	77
Interest expense, net	1,169	905
Income tax expense	91	50
Amortization of loan origination costs	13	—
EBITDA	14,053	7,435
Adjustments:
Provision for impairments	—	69
Gain on sales of real estate, net	(161)	—
EBITDAre	13,892	7,504
Adjustments:
Straight-line rent adjustments	(526)	(240)
Non-cash compensation expense	1,045	557
Adjusted EBITDAre	$14,411	$7,821

RECONCILIATION OF NET INCOME TO NOI AND CASH NOI
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net income	$1,966	$741
General and administrative	4,190	3,137
Depreciation and amortization	10,980	5,929
Provisions for impairment	—	69
Transaction costs	165	151
Interest expense, net	1,169	905
Gain on sales of real estate, net	(161)	—
Income tax expense	91	50
Interest income on mortgage loan receivable	(411)	—
NOI	17,989	10,982
Straight-line rent adjustments	(526)	(240)
Amortization of above/below market lease intangibles	(283)	(190)
Amortization of lease incentives	118	—
Cash NOI	$17,298	$10,552

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. Historically, these have included gains from forfeited earnest money deposits, non-recurring public company costs, and gains from insurance proceeds.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent and non-cash compensation expense.

We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) from the sales of depreciable property, impairment charges on depreciable real property, transaction costs, and other income (or expense). We further adjust NOI for non-cash components of straight-line rent and amortization of lease intangibles and lease incentives to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of transaction costs as presented on the condensed consolidated statements of operations and comprehensive income (loss).